EXHIBIT 10.23
SUMMARY OF DIRECTOR COMPENSATION
OF
AMERIGAS PROPANE, INC.,
General Partner of
AMERIGAS PARTNERS, L.P.
The table below shows the components of director compensation effective October 1, 2010. A director who is an officer or employee of the Registrant or its subsidiaries is not compensated for service on the Board of Directors or on any Committee of the Board.
DIRECTORS’ COMPENSATION

	CASH	EQUITY
	COMPONENT	COMPONENT

Annual retainer	$65,000	500 Phantom Units (Representing AmeriGas Partners, L.P. Common Units)
Additional annual retainer for Audit Committee Members (other than the Chairperson)	10,000

Additional retainer for Audit Committee Chairperson	15,000
The Directors are also offered employee rates on propane purchases.